Exhibit 1.8  Certificate of Name Change from Biolink Corp. to First Empire Corporation.com Inc.

(Logo of	Ministry of		ONTARIO CORPORATION NUMBER
Ontario	Consumer and	CERTIFICATE
Government)	Commercial		1228120
Relations
THIS IS TO CERTIFY THAT THESE
ARTICLES ARE EFFECTIVE ON
April 7, 2000

/s/ SIGNATURE

Director/Directeur			Trans.
Business Corporations Act/Loi sue les societes par actions			Code
C
18

ARTICLES OF AMENDMENT

FORM 4		1. The present name of the corporation is:

THE BUSINESS		B I O L I N K C O R P .
CORPORATIONS
ACT
FORM 4		2. The name of the corporation is changed to (if applicable):

F I R S T E M P I R E E N T E R T A I N M E N T . C O M I N C .

3. Date of Incorporation/amalgamation:
March 18, 1997

4. The articles of the corporation are amended as follows:

(a)  Be it resolved as a special resolution that the company be and it is hereby authorized to amend its Articles of Incorporation by changing the name of the Company from Biolink Corp. to "First Empire Entertainment.Com Inc."

(b)  Consolidating the issued and outstanding shares of the Company on the basis of one (1) new common share for each four (4) common shares currently issued and outstanding.

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5. The amendment has been duly authorized as required by Section 168 and 170 (as applicable) of the Business Coporations Act.

6. The resolution authorizing the amendment was approved by the shareholders (as applicable) of the corporation on

1997 February 7

These articles are signed in duplicate.

Biolink Corp.
(NAME OF CORPORATION)

	BY:	SIGNATURE
(SIGNATURE) (DESCRIPTION OF OFFICE)
Kam Shah Secretary and CFO